Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)

Form S-8 No. 333-153389 pertaining to the Orthofix Medical Inc. (formerly Orthofix International N.V.) Amended and Restated 2004 Long-Term Incentive Plan and the Orthofix Medical Inc. (formerly Orthofix International N.V.) Amended and Restated Stock Purchase Plan;

(2)	Form S-8 No. 333-226504 pertaining to the Orthofix Medical Inc. (formerly Orthofix International N.V.) Amended and Restated Stock Purchase Plan;
(3)	Form S-8 No. 333-172697 pertaining to the Orthofix Medical Inc. (formerly Orthofix International N.V.) Amended and Restated Stock Purchase Plan;
(4)	Form S-8 No. 333-226503 pertaining to the Orthofix Medical Inc. (formerly Orthofix International N.V.) 2012 Long-Term Incentive Plan;
(5)

Form S-8 No. 333-195797 pertaining to the Inducement Grant Non-Qualified Stock Option Agreement between Orthofix Medical Inc. (formerly Orthofix International N.V.) and Bradley R. Mason, the Inducement Grant Non-Qualified Stock Option Agreement between Orthofix Medical Inc. (formerly Orthofix International N.V.) and Mark A. Heggestad and the Inducement Grant Restricted Stock Agreement between Orthofix Medical Inc. (formerly Orthofix International N.V.) and Mark A. Heggestad;

(6)	Form S-8 No. 333- 206098 pertaining to the Orthofix Medical Inc. (formerly Orthofix International N.V.) 2012 Long-Term Incentive Plan;
(7)	Registration Statement (Form S-8 No. 333-224548) pertaining to the Orthofix Medical Inc. (formerly Orthofix International N.V.) Inducement Plan for Spinal Kinetics Employees; and
(8)	Registration Statement (Form S-8 No. 333-229500) pertaining to the Employee Inducement Restricted Stock Unit Agreement for Beth Stevenson of Orthofix Medical Inc.
(9)

Form S-8 No. 333-233031 pertaining to the Orthofix Medical Inc. Employee Inducement Non-Qualified Stock Option Agreement for Jon Serbousek and Employee Inducement Restricted Stock Unit Agreement for Jon Serbousek

of our reports dated February 24, 2020, with respect to the consolidated financial statements of Orthofix Medical Inc. (formerly Orthofix International N.V.) and the effectiveness of internal control over financial reporting of Orthofix Medical Inc. (formerly Orthofix International N.V.) included in this Annual Report (Form 10-K) of Orthofix Medical Inc. (formerly Orthofix International N.V.) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Dallas, Texas

February 24, 2020